NEWS RELEASE
April 19, 2018

FOR IMMEDIATE RELEASE	CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER ENDED MARCH 31, 2018

1st Quarter 2018 Highlights:

•
Net income of $38.6 million for the current quarter, an increase of $7.3 million, or 23 percent, over the prior year first quarter net income of $31.3 million. Pre-tax income of $47.0 million for the current quarter, an increase of $5.9 million, or 15 percent, over the prior year first quarter pre-tax income of $41.0 million

•	Current quarter diluted earnings per share of $0.48, an increase of 17 percent from the prior year first quarter diluted earnings per share of $0.41.

•	Current quarter organic loan growth of $110.2 million, or 7 percent annualized.

•	Current quarter organic deposit growth of $144 million, or 8 percent annualized, with 20 percent of the increase in non-interest bearing deposits.

•	Dividend declared of $0.23 per share, an increase of $0.02 per share, or 10 percent, over the prior quarter. The dividend was the 132nd consecutive quarterly dividend.

•	The Company completed the acquisition of Columbine Capital Corp., the holding company for Collegiate Peaks Bank, a community bank in Buena Vista, Colorado, with total assets of $551 million.

•	The Company completed the acquisition of Inter-Mountain Bancorp, Inc., the holding company for First Security Bank, a community bank in Bozeman, Montana, with total assets of $1.110 billion.

•	The Company surpassed $10 billion in total assets ending the quarter at $11.659 billion, an increase of $1.952 billion, or 20 percent, from the prior quarter.

In addition to the results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), this press release contains certain non-GAAP financial measures. The Company believes that providing these non-GAAP financial measures provides investors with information useful in understanding the Company's financial performance, performance trends, and financial position. While the Company uses these non-GAAP measures in its analysis of the Company's performance, this information should not be considered an alternative to measurements required by GAAP.

The following table provides a reconciliation of certain GAAP financial measures to non-GAAP financial measures. The reconciling item between the GAAP and non-GAAP financial measures consisted of the one-time net tax expense of $19.7 million during the three months ended December 31, 2017. The one-time net tax expense was driven by the Tax Cuts and Jobs Act (“Tax Act”) and the change in the federal marginal rate from 35 percent to 21 percent, which resulted in the revaluation of its deferred tax assets and deferred tax liabilities (“net deferred tax asset”). The Company believes that the financial results are more comparable excluding the impact of the revaluation of the net deferred tax asset.

Non-GAAP Financial Measures - Tax Cuts and Jobs Act

	Three Months ended
(Dollars in thousands, except per share data)	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017
Net income (GAAP)	$38,559	14,956	31,255
Tax Act adjustment (GAAP)	—	19,699	—
Net income (non-GAAP)	$38,559	34,655	31,255
Basic earnings per share (GAAP)	$0.48	0.19	0.41
Tax Act adjustment (GAAP)	—	0.25	—
Basic earnings per share (non-GAAP)	$0.48	0.44	0.41
Diluted earnings per share (GAAP)	$0.48	0.19	0.41
Tax Act adjustment (GAAP)	—	0.25	—
Diluted earnings per share (non-GAAP)	$0.48	0.44	0.41
Return on average assets (annualized) (GAAP)	1.50%	0.61%	1.35%
Tax Act adjustment (GAAP)	—%	0.81%	—%
Return on average assets (annualized) (non-GAAP)	1.50%	1.42%	1.35%
Return on average equity (annualized) (GAAP)	11.90%	4.91%	11.19%
Tax Act adjustment (GAAP)	—%	6.47%	—%
Return on average equity (annualized) (non-GAAP)	11.90%	11.38%	11.19%
Dividend payout ratio (annualized) (GAAP)	47.92%	110.53%	51.22%
Tax Act adjustment (GAAP)	—%	(62.80)%	—%
Dividend payout ratio (annualized) (non-GAAP)	47.92%	47.73%	51.22%
Effective tax rate (GAAP)	17.88%	67.69%	23.79%
Tax Act adjustment (GAAP)	—%	(42.57)%	—%
Effective tax rate (non-GAAP)	17.88%	25.12%	23.79%

Financial Highlights

	At or for the Three Months ended
(Dollars in thousands, except per share and market data)	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017
Operating results
Net income [1]	$38,559	34,655	31,255
Basic earnings per share [1]	$0.48	0.44	0.41
Diluted earnings per share [1]	$0.48	0.44	0.41
Dividends declared per share	$0.23	0.21	0.21
Market value per share
Closing	$38.38	39.39	33.93
High	$41.24	41.23	38.17
Low	$36.72	35.50	31.70
Selected ratios and other data
Number of common stock shares outstanding	84,511,472	78,006,956	76,619,952
Average outstanding shares - basic	80,808,904	78,006,956	76,572,116
Average outstanding shares - diluted	80,887,135	78,094,494	76,633,283
Return on average assets (annualized) [1]	1.50%	1.42%	1.35%
Return on average equity (annualized) [1]	11.90%	11.38%	11.19%
Efficiency ratio	57.80%	54.02%	55.57%
Dividend payout ratio [1]	47.92%	47.73%	51.22%
Loan to deposit ratio	81.83%	87.29%	78.91%
Number of full time equivalent employees	2,492	2,278	2,224
Number of locations	166	145	142
Number of ATMs	222	200	195
______________________________
1 Excludes a one-time revaluation of the deferred tax assets and deferred tax liabilities as a result of the Tax Act for the three months ended December 31, 2017. For additional information on the revaluation, see the “Non-GAAP Financial Measures - Tax Cuts and Jobs Act” section above.

KALISPELL, Mont., Apr 19, 2018 (GLOBE NEWSWIRE) - Glacier Bancorp, Inc. (NASDAQ:GBCI) reported net income of $38.6 million for the current quarter, an increase of $7.3 million, or 23 percent, from the $31.3 million of net income for the prior year first quarter. Diluted earnings per share for the current quarter was $0.48 per share, an increase of $0.07, or 17 percent, from the prior year first quarter diluted earnings per share of $0.41. Included in the current quarter was $1.8 million of acquisition-related expenses. “I am very pleased to see the Glacier team post solid gains across all of our Company’s key performance metrics. This was accomplished during one of the busiest quarters in the Company’s history, closing two of our largest acquisitions while continuing to grow our core business,” said Randy Chesler, President and Chief Executive Officer.

On February 28, 2018, the Company completed the acquisition of Inter-Mountain Bancorp, Inc., the holding company for First Security Bank, a community bank in Bozeman, Montana (collectively, “FSB”). On January 31, 2018, the Company completed the acquisition of Columbine Capital Corp., the holding company for Collegiate Peaks Bank, a community bank in Buena Vista, Colorado (collectively, “Collegiate”). The Company’s results of operations and financial condition include the acquisitions beginning on the acquisition dates and the following table discloses the preliminary fair value estimates of selected classifications of assets and liabilities acquired:

	FSB	Collegiate
(Dollars in thousands)	February 28, 2018	January 31, 2018	Total
Total assets	$1,109,684	551,198	1,660,882
Debt securities	271,865	42,177	314,042
Loans receivable	627,767	354,252	982,019
Non-interest bearing deposits	301,468	170,022	471,490
Interest bearing deposits	576,118	267,149	843,267
Borrowings	36,880	12,509	49,389

Asset Summary

				$ Change from
(Dollars in thousands)	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017	Dec 31, 2017	Mar 31, 2017
Cash and cash equivalents	$451,048	200,004	234,004	251,044	217,044
Debt securities, available-for-sale	2,154,845	1,778,243	2,314,521	376,602	(159,676)
Debt securities, held-to-maturity	634,413	648,313	667,388	(13,900)	(32,975)
Total debt securities	2,789,258	2,426,556	2,981,909	362,702	(192,651)
Loans receivable
Residential real estate	831,021	720,728	685,458	110,293	145,563
Commercial real estate	4,251,003	3,577,139	3,056,372	673,864	1,194,631
Other commercial	1,839,293	1,579,353	1,462,110	259,940	377,183
Home equity	489,879	457,918	433,554	31,961	56,325
Other consumer	258,834	242,686	239,480	16,148	19,354
Loans receivable	7,670,030	6,577,824	5,876,974	1,092,206	1,793,056
Allowance for loan and lease losses	(127,608)	(129,568)	(129,226)	1,960	1,618
Loans receivable, net	7,542,422	6,448,256	5,747,748	1,094,166	1,794,674
Other assets	876,050	631,533	590,247	244,517	285,803
Total assets	$11,658,778	9,706,349	9,553,908	1,952,429	2,104,870

The Company successfully executed its strategy to stay below $10 billion in total assets as of December 31, 2017 to delay the impact of the Durbin Amendment for one additional year. The Durbin Amendment, which was passed as part of Dodd-Frank, establishes limits on the amount of interchange fees that can be charged to merchants for debit card processing and will reduce the Company’s service charge fee income in the future. As a result, the Company’s annual service charge fee income is expected to decline by approximately $14 - $16 million (pre-tax) beginning July 2019. During the current quarter, the Company surpassed $10 billion in total assets ending the quarter at $11.659 billion, which was an increase of $1.952 billion, or 20 percent, from the prior quarter resulting from the current quarter acquisitions along with organic growth in loans and debt securities.

Total debt securities of $2.789 billion at March 31, 2018 increased $363 million, or 15 percent, during the current quarter and decreased $192.7 million, or 6 percent, from the prior year first quarter. The current quarter increase was primarily due to the addition of the acquired banks. Debt securities represented 24 percent of total assets at March 31, 2018 compared to 31 percent of total assets at March 31, 2017.

The loan portfolio increased $110 million, or 7 percent annualized, during the current quarter, excluding the FSB and Collegiate acquisitions. The loan category with the largest increase was commercial real estate loans which increased $56.0 million, or 2 percent. Excluding the current quarter acquisitions and the prior year acquisition of Foothills Bank (“Foothills”), the loan portfolio increased $519 million, or 9 percent, since March 31, 2017 and was primarily driven by growth in commercial real estate loans, which increased $346 million, or 11 percent.

Credit Quality Summary

	At or for the Three Months ended	At or for the Year ended	At or for the Three Months ended
(Dollars in thousands)	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017
Allowance for loan and lease losses
Balance at beginning of period	$129,568	129,572	129,572
Provision for loan losses	795	10,824	1,598
Charge-offs	(5,007)	(19,331)	(4,229)
Recoveries	2,252	8,503	2,285
Balance at end of period	$127,608	129,568	129,226
Other real estate owned	$14,132	14,269	17,771
Accruing loans 90 days or more past due	5,402	6,077	3,028
Non-accrual loans	54,449	44,833	50,674
Total non-performing assets	$73,983	65,179	71,473
Non-performing assets as a percentage of subsidiary assets	0.64%	0.68%	0.75%
Allowance for loan and lease losses as a percentage of non-performing loans	213%	255%	241%
Allowance for loan and lease losses as a percentage of total loans	1.66%	1.97%	2.20%
Net charge-offs as a percentage of total loans	0.04%	0.17%	0.03%
Accruing loans 30-89 days past due	$44,963	37,687	39,160
Accruing troubled debt restructurings	$41,649	38,491	38,955
Non-accrual troubled debt restructurings	$13,289	23,709	19,479
U.S. government guarantees included in non-performing assets	$4,548	2,513	1,690

Non-performing assets at March 31, 2018 were $74.0 million, an increase of $8.8 million, or 14 percent, from December 31, 2017. Non-performing assets as a percentage of subsidiary assets at March 31, 2018 was 0.64 percent which was a decrease of 4 basis points from the prior year end of 0.68 percent and a decrease of 11 basis points from prior year first quarter. Early stage delinquencies (accruing loans 30-89 days past due) of $45.0 million at March 31, 2018 increased $7.3 million from the prior quarter and increased $5.8 million from the prior year which was also attributable to the acquired banks. Early stage delinquencies as a percentage of loans at March 31, 2018 was 0.59 percent which was an increase of 2 basis points from the prior year end and a decrease of 8 basis points from prior year first quarter. The allowance for loan and lease losses (“allowance”) as a percent of total loans outstanding at March 31, 2018 was 1.66 percent, a decrease of 31 basis points from 1.97 percent at December 31, 2017. This decrease was primarily driven by the addition of loans from new acquisitions, as they are added to the portfolio on a fair value basis and as a result do not require an allowance.

Credit Quality Trends and Provision for Loan Losses

(Dollars in thousands)	Provision for Loan Losses	Net Charge-Offs (Recoveries)	ALLL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
First quarter 2018	$795	$2,755	1.66%	0.59%	0.64%
Fourth quarter 2017	2,886	2,894	1.97%	0.57%	0.68%
Third quarter 2017	3,327	3,628	1.99%	0.45%	0.67%
Second quarter 2017	3,013	2,362	2.05%	0.49%	0.70%
First quarter 2017	1,598	1,944	2.20%	0.67%	0.75%
Fourth quarter 2016	1,139	4,101	2.28%	0.45%	0.76%
Third quarter 2016	626	478	2.37%	0.49%	0.84%
Second quarter 2016	—	(2,315)	2.46%	0.44%	0.82%

Net charge-offs for the current quarter were $2.8 million compared to $2.9 million for the prior quarter and $1.9 million from the same quarter last year. Current quarter provision for loan losses was $795 thousand, compared to $2.9 million in the prior quarter and $1.6 million in the prior year first quarter. Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will continue to determine the level of the loan loss provision.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

				$ Change from
(Dollars in thousands)	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017	Dec 31, 2017	Mar 31, 2017
Deposits
Non-interest bearing deposits	$2,811,469	2,311,902	2,049,476	499,567	761,993
NOW and DDA accounts	2,400,693	1,695,246	1,596,353	705,447	804,340
Savings accounts	1,328,047	1,082,604	1,035,023	245,443	293,024
Money market deposit accounts	1,778,068	1,512,693	1,516,731	265,375	261,337
Certificate accounts	955,105	817,259	941,628	137,846	13,477
Core deposits, total	9,273,382	7,419,704	7,139,211	1,853,678	2,134,171
Wholesale deposits	145,463	160,043	340,946	(14,580)	(195,483)
Deposits, total	9,418,845	7,579,747	7,480,157	1,839,098	1,938,688
Repurchase agreements	395,794	362,573	497,187	33,221	(101,393)
Federal Home Loan Bank advances	155,057	353,995	211,627	(198,938)	(56,570)
Other borrowed funds	8,204	8,224	8,894	(20)	(690)
Subordinated debentures	134,061	126,135	126,027	7,926	8,034
Other liabilities	92,793	76,618	94,776	16,175	(1,983)
Total liabilities	$10,204,754	8,507,292	8,418,668	1,697,462	1,786,086

The Company added back $395 million of deposits during the current quarter that were previously moved off balance sheet as part of its strategy to stay below $10 billion in total assets through December 31, 2017. Excluding the acquisitions and deposits moved back onto the balance sheet, core deposits increased $143 million, or 2 percent, from the prior quarter. Excluding acquisitions, core deposit increased $523 million, or 7 percent, from the prior year first quarter. Excluding acquisitions, non-interest bearing deposits increased $28.1 million, or 1 percent, from prior quarter and increased $193 million, or 9 percent, from the prior year.

Securities sold under agreements to repurchase (“repurchase agreements”) of $396 million at March 31, 2018 increased $33.2 million, or 9 percent, from the prior quarter and decreased $101 million, or 20 percent, from the prior year first quarter. Federal Home Loan Bank (“FHLB”) advances of $155 million at March 31, 2018, decreased $199 million over prior quarter as that higher cost of funding was replaced with the deposits brought back onto the balance sheet.

Stockholders’ Equity Summary

				$ Change from
(Dollars in thousands, except per share data)	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017	Dec 31, 2017	Mar 31, 2017
Common equity	$1,471,047	1,201,036	1,139,652	270,011	331,395
Accumulated other comprehensive loss	(17,023)	(1,979)	(4,412)	(15,044)	(12,611)
Total stockholders’ equity	1,454,024	1,199,057	1,135,240	254,967	318,784
Goodwill and core deposit intangible, net	(343,991)	(191,995)	(158,799)	(151,996)	(185,192)
Tangible stockholders’ equity	$1,110,033	1,007,062	976,441	102,971	133,592

Stockholders’ equity to total assets	12.47%	12.35%	11.88%
Tangible stockholders’ equity to total tangible assets	9.81%	10.58%	10.39%
Book value per common share	$17.21	15.37	14.82	1.84	2.39
Tangible book value per common share	$13.13	12.91	12.74	0.22	0.39

Tangible stockholders’ equity of $1.110 billion at March 31, 2018 increased $103 million compared to the prior quarter which was the result of earnings retention, $181 million and $69.8 million of Company stock issued for the acquisitions of FSB and Collegiate, respectively; these increases more than offset the increase in goodwill and core deposit intangibles associated with the acquisitions. Tangible book value per common share at quarter end increased $0.22 per share from the prior quarter and increased $0.39 per share from a year ago.

Cash Dividend
On March 28, 2018, the Company’s Board of Directors declared a quarterly cash dividend of $0.23 per share, an increase of $0.02 per share, or 10 percent from the prior quarter. The dividend was payable April 19, 2018 to shareholders of record on April 10, 2018. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended March 31, 2018
Compared to December 31, 2017 and March 31, 2017

Income Summary

	Three Months ended			$ Change from
(Dollars in thousands)	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017	Dec 31, 2017	Mar 31, 2017
Net interest income
Interest income	$103,066	96,898	87,628	6,168	15,438
Interest expense	7,774	7,072	7,366	702	408
Total net interest income	95,292	89,826	80,262	5,466	15,030
Non-interest income
Service charges and other fees	16,871	17,282	15,633	(411)	1,238
Miscellaneous loan fees and charges	1,477	1,077	980	400	497
Gain on sale of loans	6,097	7,408	6,358	(1,311)	(261)
Loss on sale of investments	(333)	(115)	(100)	(218)	(233)
Other income	1,974	2,057	2,818	(83)	(844)
Total non-interest income	26,086	27,709	25,689	(1,623)	397
Total income	$121,378	117,535	105,951	3,843	15,427
Net interest margin (tax-equivalent)	4.10%	4.23%	4.03%

Net Interest Income
In the current quarter, interest income of $103 million increased $6.2 million, or 6 percent, from the prior quarter and increased $15.4 million, or 18 percent, over the prior year first quarter with both increases primarily attributable to the increase in interest income from commercial loans. Interest income on commercial loans increased $4.2 million, or 7 percent, from the prior quarter and increased $15.5 million, or 31 percent, from the prior year first quarter.

The current quarter interest expense of $7.8 million increased $702 thousand, or 10 percent, from the prior quarter and increased $408 thousand, or 6 percent, from the prior year first quarter. The total cost of funding (including non-interest bearing deposits) for the current quarter was 35 basis points compared to 33 basis points for the prior quarter and 37 basis points for the prior year first quarter. The 2 basis points increase from the prior quarter was driven by the $395 million of higher cost deposits brought back onto the balance sheet during the current quarter.

The Company’s net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 4.10 percent compared to 4.23 percent in the prior quarter. The 13 basis points decrease in the net interest margin was primarily the result of a 15 basis points decrease in the tax benefit related to the tax effect on certain earning assets as a result of the lower federal income tax rate in the current year. The current quarter net interest margin increased 7 basis points over the prior year first quarter net interest margin of 4.03 percent even though there was a current quarter decrease of 15 basis points driven by the decrease in the federal income tax rate. The increase in the core margin from the prior year first quarter resulted from the remix of earning assets to higher yielding loans and stable funding costs. “The low cost core deposit funding base of Collegiate Peaks Bank and First Security Bank adds significant value to the Company, especially in higher interest rate environments” said Ron Copher, Chief Financial Officer.

Non-interest Income
Non-interest income for the current quarter totaled $26.1 million, a decrease of $1.6 million, or 6 percent, from the prior quarter and an increase of $397 thousand, or 2 percent, over the same quarter last year. Service charges and other fees of $16.9 million, increased $1.2 million, or 8 percent, from the prior year first quarter primarily due to the increased number of accounts. Gain on sale of loans decreased $1.3 million, or 18 percent, from the prior quarter and decreased $261 thousand from the prior year first quarter as a result of decreased refinance and purchase activity. Other income of $2.0 million, decreased $844 thousand, or 30 percent, from the prior year first quarter due to the decrease in gain on sale of other real estate owned (“OREO”). Gain on sale of OREO during the first quarter of 2018 was $72.7 thousand compared to $967 thousand in the prior year first quarter.

Non-interest Expense Summary

	Three Months ended			$ Change from
(Dollars in thousands)	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017	Dec 31, 2017	Mar 31, 2017
Compensation and employee benefits	$45,721	40,465	39,246	5,256	6,475
Occupancy and equipment	7,274	6,925	6,646	349	628
Advertising and promotions	2,170	2,024	1,973	146	197
Data processing	3,967	3,970	3,124	(3)	843
Other real estate owned	72	377	273	(305)	(201)
Regulatory assessments and insurance	1,206	1,069	1,061	137	145
Core deposit intangibles amortization	1,056	614	601	442	455
Other expenses	12,161	12,922	10,420	(761)	1,741
Total non-interest expense	$73,627	68,366	63,344	5,261	10,283

Compensation and employee benefits increased by $5.3 million, or 13 percent, from the prior year fourth quarter due to annual salary increases and the increased number of employees from acquisitions. Occupancy and equipment expense increased $349 thousand, or 5 percent, over the prior quarter and increased $628 thousand, or 9 percent, over the prior year first quarter and was attributable to the acquisitions. Data processing expense increased $843 thousand, or 27 percent, from the prior year first quarter as a result of acquisitions and volume driven cost increases. Other expenses increased $1.7 million, or 17 percent from the prior year first quarter primarily from an increase in acquisition related expenses from the two acquisitions during the current quarter. Acquisition related expenses were $1.8 million during the current quarter compared to $936 thousand in the prior quarter and $83 thousand in the prior year first quarter.

Federal and State Income Tax Expense
Tax expense during the first quarter of 2018 was $8.4 million, which is a decrease of $1.4 million, or 14 percent, from the prior year first quarter and was attributable to the decrease in the federal income tax rate driven by the Tax Act. The effective tax rate in the first quarter of 2018 was 18 percent compared to 24 percent in the prior year first quarter. Tax expense decreased $22.9 million from the prior quarter due to the one-time $19.7 million revaluation of the Company’s net deferred tax asset and a decrease in the federal income tax rate in the current year. Excluding the impact of the revaluation of the deferred tax asset, the effective federal and state income tax rate for the Company was 25 percent in the prior quarter.

Efficiency Ratio
The current quarter efficiency ratio was 57.8 percent, a 378 basis points increase from the prior quarter efficiency ratio of 54.02 percent. The increase included 230 basis points related to the combined impact of the decrease in the federal income tax rate and the increase in acquisition related expenses.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about management’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

•	the risks associated with lending and potential adverse changes of the credit quality of loans in the Company’s portfolio;

•
changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System or the Federal Reserve Board, which could adversely affect the Company’s net interest income and profitability;

•	changes in the cost and scope of insurance from the Federal Deposit Insurance Corporation and other third parties;

•
legislative or regulatory changes, including increased banking and consumer protection regulation that adversely affect the Company’s business, both generally and as a result of the Company exceeding $10 billion in total consolidated assets;

•	ability to complete pending or prospective future acquisitions, limit certain sources of revenue, or increase cost of operations;

•	costs or difficulties related to the completion and integration of acquisitions;

•	the goodwill the Company has recorded in connection with acquisitions could become impaired, which may have an adverse impact on earnings and capital;

•	reduced demand for banking products and services;

•	the reputation of banks and the financial services industry could deteriorate, which could adversely affect the Company's ability to obtain (and maintain) customers;

•	competition among financial institutions in the Company's markets may increase significantly;

•
the risks presented by continued public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow the Company through acquisitions;

•	the projected business and profitability of an expansion or the opening of a new branch could be lower than expected;

•
consolidation in the financial services industry in the Company’s markets resulting in the creation of larger financial institutions who may have greater resources could change the competitive landscape;

•	dependence on the Chief Executive Officer, the senior management team and the Presidents of Glacier Bank divisions;

•	material failure, potential interruption or breach in security of the Company’s systems and technological changes which could expose us to new risks (e.g., cybersecurity), fraud or system failures;

•	natural disasters, including fires, floods, earthquakes, and other unexpected events;

•	the Company’s success in managing risks involved in the foregoing; and

•	the effects of any reputational damage to the Company resulting from any of the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Conference Call Information
A conference call for investors is scheduled for 11:00 a.m. Eastern Time on Friday, April 20, 2018. The conference call will be accessible by telephone and through the internet. Interested individuals are invited to listen to the call by dialing 877-561-2748 and conference ID 7466239. To participate on the webcast, log on to: https://edge.media-server.com/m6/p/zzte4xtt. If you are unable to participate during the live webcast, the call will be archived on our website, www.glacierbancorp.com, or by calling 855-859-2056 with the ID 7466239 by May 4, 2018.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. is the parent company for Glacier Bank, Kalispell and its bank divisions: First Security Bank of Missoula; Valley Bank of Helena; Western Security Bank, Billings; First Bank of Montana, Lewistown; and First Security Bank of Bozeman, all located in Montana; as well as Mountain West Bank, Coeur d’Alene, operating in Idaho, Utah and Washington; First Bank, Powell, operating in Wyoming and Utah; Citizens Community Bank, Pocatello, operating in Idaho; Bank of the San Juans, Durango; and Collegiate Peaks Bank, Buena Vista both operating in Colorado; First State Bank, Wheatland, operating in Wyoming; North Cascades Bank, Chelan, operating in Washington; and The Foothills Bank, Yuma, operating in Arizona.

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	March 31, 2018	December 31, 2017	March 31, 2017
Assets
Cash on hand and in banks	$140,625	139,948	124,501
Federal funds sold	230	—	190
Interest bearing cash deposits	310,193	60,056	109,313
Cash and cash equivalents	451,048	200,004	234,004
Debt securities, available-for-sale	2,154,845	1,778,243	2,314,521
Debt securities, held-to-maturity	634,413	648,313	667,388
Total debt securities	2,789,258	2,426,556	2,981,909
Loans held for sale, at fair value	37,058	38,833	25,649
Loans receivable	7,670,030	6,577,824	5,876,974
Allowance for loan and lease losses	(127,608)	(129,568)	(129,226)
Loans receivable, net	7,542,422	6,448,256	5,747,748
Premises and equipment, net	238,491	177,348	175,283
Other real estate owned	14,132	14,269	17,771
Accrued interest receivable	54,376	44,462	48,043
Deferred tax asset	32,929	38,344	64,575
Core deposit intangible, net	54,456	14,184	11,746
Goodwill	289,535	177,811	147,053
Non-marketable equity securities	21,910	29,884	23,944
Bank-owned life insurance	81,787	59,351	50,335
Other assets	51,376	37,047	25,848
Total assets	$11,658,778	9,706,349	9,553,908
Liabilities
Non-interest bearing deposits	$2,811,469	2,311,902	2,049,476
Interest bearing deposits	6,607,376	5,267,845	5,430,681
Securities sold under agreements to repurchase	395,794	362,573	497,187
FHLB advances	155,057	353,995	211,627
Other borrowed funds	8,204	8,224	8,894
Subordinated debentures	134,061	126,135	126,027
Accrued interest payable	3,740	3,450	3,467
Other liabilities	89,053	73,168	91,309
Total liabilities	10,204,754	8,507,292	8,418,668
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—
Common stock, $0.01 par value per share, 117,187,500 shares authorized	845	780	766
Paid-in capital	1,048,860	797,997	749,381
Retained earnings - substantially restricted	421,342	402,259	389,505
Accumulated other comprehensive loss	(17,023)	(1,979)	(4,412)
Total stockholders’ equity	1,454,024	1,199,057	1,135,240
Total liabilities and stockholders’ equity	$11,658,778	9,706,349	9,553,908

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended
(Dollars in thousands, except per share data)	March 31, 2018	December 31, 2017	March 31, 2017
Interest Income
Debt securities	$20,142	18,663	21,939
Residential real estate loans	8,785	8,520	7,918
Commercial loans	65,515	61,329	49,970
Consumer and other loans	8,624	8,386	7,801
Total interest income	103,066	96,898	87,628
Interest Expense
Deposits	3,916	3,288	4,440
Securities sold under agreements to repurchase	485	496	382
Federal Home Loan Bank advances	2,089	2,106	1,510
Other borrowed funds	16	24	15
Subordinated debentures	1,268	1,158	1,019
Total interest expense	7,774	7,072	7,366
Net Interest Income	95,292	89,826	80,262
Provision for loan losses	795	2,886	1,598
Net interest income after provision for loan losses	94,497	86,940	78,664
Non-Interest Income
Service charges and other fees	16,871	17,282	15,633
Miscellaneous loan fees and charges	1,477	1,077	980
Gain on sale of loans	6,097	7,408	6,358
Loss on sale of debt securities	(333)	(115)	(100)
Other income	1,974	2,057	2,818
Total non-interest income	26,086	27,709	25,689
Non-Interest Expense
Compensation and employee benefits	45,721	40,465	39,246
Occupancy and equipment	7,274	6,925	6,646
Advertising and promotions	2,170	2,024	1,973
Data processing	3,967	3,970	3,124
Other real estate owned	72	377	273
Regulatory assessments and insurance	1,206	1,069	1,061
Core deposit intangibles amortization	1,056	614	601
Other expenses	12,161	12,922	10,420
Total non-interest expense	73,627	68,366	63,344
Income Before Income Taxes	46,956	46,283	41,009
Federal and state income tax expense	8,397	31,327	9,754
Net Income	$38,559	14,956	31,255

Glacier Bancorp, Inc.
Average Balance Sheets

	Three Months ended
	March 31, 2018			March 31, 2017
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$783,817	$8,785	4.48%	$709,432	$7,918	4.46%
Commercial loans [1]	5,551,619	66,474	4.86%	4,372,299	51,335	4.76%
Consumer and other loans	719,153	8,624	4.86%	672,480	7,801	4.70%
Total loans [2]	7,054,589	83,883	4.82%	5,754,211	67,054	4.73%
Tax-exempt debt securities [3]	1,093,736	12,795	4.68%	1,245,358	17,761	5.70%
Taxable debt securities [4]	1,654,318	10,273	2.48%	1,857,335	10,575	2.28%
Total earning assets	9,802,643	106,951	4.42%	8,856,904	95,390	4.37%
Goodwill and intangibles	219,463			159,089
Non-earning assets	390,857			369,274
Total assets	$10,412,963			$9,385,267
Liabilities
Non-interest bearing deposits	$2,472,151	$—	—%	$1,970,654	$—	—%
NOW and DDA accounts	2,011,464	818	0.16%	1,575,928	247	0.06%
Savings accounts	1,184,807	193	0.07%	1,015,108	146	0.06%
Money market deposit accounts	1,631,863	719	0.18%	1,490,198	565	0.15%
Certificate accounts	876,425	1,319	0.61%	953,527	1,333	0.57%
Wholesale deposits [5]	149,577	867	2.35%	332,255	2,149	2.62%
FHLB advances	224,847	2,089	3.72%	271,225	1,510	2.23%
Repurchase agreements and other borrowed funds	521,641	1,769	1.38%	562,628	1,416	1.02%
Total funding liabilities	9,072,775	7,774	0.35%	8,171,523	7,366	0.37%
Other liabilities	25,973			81,419
Total liabilities	9,098,748			8,252,942
Stockholders’ Equity
Common stock	808			766
Paid-in capital	906,030			748,851
Retained earnings	420,552			389,798
Accumulated other comprehensive loss	(13,175)			(7,090)
Total stockholders’ equity	1,314,215			1,132,325
Total liabilities and stockholders’ equity	$10,412,963			$9,385,267
Net interest income (tax-equivalent)		$99,177			$88,024
Net interest spread (tax-equivalent)			4.07%			4.00%
Net interest margin (tax-equivalent)			4.10%			4.03%
______________________________

[1]	Includes tax effect of $959 thousand and $1.4 million on tax-exempt municipal loan and lease income for the three months ended March 31, 2018 and 2017, respectively.

[2]	Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.

[3]	Includes tax effect of $2.6 million and $6.1 million on tax-exempt debt securities income for the three months ended March 31, 2018 and 2017, respectively.

[4]	Includes tax effect of $304 thousand and $338 thousand on federal income tax credits for the three months ended March 31, 2018 and 2017, respectively.

[5]	Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type			% Change from
(Dollars in thousands)	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017	Dec 31, 2017	Mar 31, 2017
Custom and owner occupied construction	$140,440	$109,555	$92,835	28%	51%
Pre-sold and spec construction	100,376	72,160	68,736	39%	46%
Total residential construction	240,816	181,715	161,571	33%	49%
Land development	76,528	82,398	78,042	(7)%	(2)%
Consumer land or lots	119,469	102,289	94,840	17%	26%
Unimproved land	68,862	65,753	66,857	5%	3%
Developed lots for operative builders	13,093	14,592	13,046	(10)%	—%
Commercial lots	43,232	23,770	26,639	82%	62%
Other construction	420,632	391,835	272,184	7%	55%
Total land, lot, and other construction	741,816	680,637	551,608	9%	34%
Owner occupied	1,292,206	1,132,833	988,544	14%	31%
Non-owner occupied	1,449,166	1,186,066	964,913	22%	50%
Total commercial real estate	2,741,372	2,318,899	1,953,457	18%	40%
Commercial and industrial	865,574	751,221	739,475	15%	17%
Agriculture	620,342	450,616	411,094	38%	51%
1st lien	1,014,361	877,335	839,387	16%	21%
Junior lien	66,288	51,155	54,801	30%	21%
Total 1-4 family	1,080,649	928,490	894,188	16%	21%
Multifamily residential	219,310	189,342	162,636	16%	35%
Home equity lines of credit	481,204	440,105	405,309	9%	19%
Other consumer	162,171	148,247	153,159	9%	6%
Total consumer	643,375	588,352	558,468	9%	15%
States and political subdivisions	421,252	383,252	329,461	10%	28%
Other	132,582	144,133	140,665	(8)%	(6)%
Total loans receivable, including loans held for sale	7,707,088	6,616,657	5,902,623	16%	31%
Less loans held for sale [1]	(37,058)	(38,833)	(25,649)	(5)%	44%
Total loans receivable	$7,670,030	$6,577,824	$5,876,974	17%	31%
______________________________
1 Loans held for sale are primarily 1st lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type			Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other Real Estate Owned
(Dollars in thousands)	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017	Mar 31, 2018	Mar 31, 2018	Mar 31, 2018
Custom and owner occupied construction	$48	48	—	—	—	48
Pre-sold and spec construction	492	38	227	492	—	—
Total residential construction	540	86	227	492	—	48
Land development	7,802	7,888	8,856	775	—	7,027
Consumer land or lots	1,622	1,861	1,728	743	—	879
Unimproved land	10,294	10,866	12,017	8,638	—	1,656
Developed lots for operative builders	83	116	116	—	—	83
Commercial lots	1,312	1,312	1,255	260	—	1,052
Other construction	319	151	—	181	—	138
Total land, lot and other construction	21,432	22,194	23,972	10,597	—	10,835
Owner occupied	12,594	13,848	17,956	10,483	552	1,559
Non-owner occupied	5,346	4,584	3,194	4,751	—	595
Total commercial real estate	17,940	18,432	21,150	15,234	552	2,154
Commercial and industrial	6,313	5,294	4,466	4,956	1,312	45
Agriculture	10,476	3,931	1,878	8,481	1,995	—
1st lien	8,717	9,261	10,047	7,706	676	335
Junior lien	4,271	567	1,335	3,979	242	50
Total 1-4 family	12,988	9,828	11,382	11,685	918	385
Multifamily residential	652	—	388	652	—	—
Home equity lines of credit	3,312	3,292	6,008	2,207	465	640
Other consumer	330	322	202	145	160	25
Total consumer	3,642	3,614	6,210	2,352	625	665
States and political subdivisions	—	1,800	1,800	—	—	—
Total	$73,983	65,179	71,473	54,449	5,402	14,132

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type			% Change from
(Dollars in thousands)	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017	Dec 31, 2017	Mar 31, 2017
Custom and owner occupied construction	$611	$300	$380	104%	61%
Pre-sold and spec construction	267	102	488	162%	(45)%
Total residential construction	878	402	868	118%	1%
Land development	585	—	—	n/m	n/m
Consumer land or lots	485	353	432	37%	12%
Unimproved land	889	662	938	34%	(5)%
Developed lots for operative builders	464	7	—	6,529%	n/m
Commercial lots	194	108	258	80%	(25)%
Other construction	76	—	7,125	n/m	(99)%
Total land, lot and other construction	2,693	1,130	8,753	138%	(69)%
Owner occupied	13,904	4,726	6,686	194%	108%
Non-owner occupied	3,842	2,399	405	60%	849%
Total commercial real estate	17,746	7,125	7,091	149%	150%
Commercial and industrial	5,746	6,472	6,796	(11)%	(15)%
Agriculture	3,845	3,205	3,567	20%	8%
1st lien	9,597	10,865	7,132	(12)%	35%
Junior lien	240	4,348	848	(94)%	(72)%
Total 1-4 family	9,837	15,213	7,980	(35)%	23%
Multifamily Residential	—	—	2,028	n/m	(100)%
Home equity lines of credit	2,316	1,962	703	18%	229%
Other consumer	1,849	2,109	1,317	(12)%	40%
Total consumer	4,165	4,071	2,020	2%	106%
Other	53	69	57	(23)%	(7)%
Total	$44,963	$37,687	$39,160	19%	15%
______________________________
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type			Charge-Offs	Recoveries
(Dollars in thousands)	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017	Mar 31, 2018	Mar 31, 2018
Pre-sold and spec construction	$(339)	(23)	(11)	17	356
Total residential construction	(339)	(23)	(11)	17	356
Land development	(5)	(143)	(33)	—	5
Consumer land or lots	(3)	222	(57)	169	172
Unimproved land	(73)	(304)	(96)	—	73
Developed lots for operative builders	—	(107)	(5)	—	—
Commercial lots	(2)	(6)	(2)	—	2
Other construction	—	389	—	—	—
Total land, lot and other construction	(83)	51	(193)	169	252
Owner occupied	962	3,908	795	1,000	38
Non-owner occupied	(47)	368	(1)	15	62
Total commercial real estate	915	4,276	794	1,015	100
Commercial and industrial	1,430	883	344	1,539	109
Agriculture	(2)	9	(3)	—	2
1st lien	(65)	(23)	(15)	4	69
Junior lien	(29)	719	(16)	—	29
Total 1-4 family	(94)	696	(31)	4	98
Multifamily residential	(6)	(230)	—	—	6
Home equity lines of credit	(32)	272	12	12	44
Other consumer	73	505	(11)	142	69
Total consumer	41	777	1	154	113
Other	893	4,389	1,043	2,109	1,216
Total	$2,755	10,828	1,944	5,007	2,252

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